EXHIBIT 10.6


                              MANAGEMENT AGREEMENT


                  This Agreement is made as of this 23rd day of July, 1997 among Russell-Stanley Holdings, Inc., a Delaware corporation ("Holdings"), Russell-Stanley Corp., a New Jersey corporation and a wholly owned subsidiary of Holdings ("Russell-Stanley"), Container Management Services, Inc., a South Carolina corporation and a wholly owned subsidiary of Holdings ("CMS"), and Vestar Capital Partners, a New York general partnership ("Vestar").

                  WHEREAS, Vestar, by and through its officers, employees, agents, representatives and affiliates, has expertise in the areas of corporate management, finance, product strategy, investment, acquisitions and other matters relating to the business of Holdings and its subsidiaries; and

                  WHEREAS, each of Holdings, Russell-Stanley and CMS desires to avail itself, for the term of this Agreement, of the expertise of Vestar in the aforesaid areas, in which it acknowledges the expertise of Vestar.

                  NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions herein set forth, the parties hereto agree as follows:

                    1. APPOINTMENT. Each of Holdings, Russell-Stanley and CMS hereby appoints Vestar to render the advisory and consulting services described in Paragraph 2 hereof for the term of this Agreement.

                    2. SERVICES. Vestar hereby agrees that during the term of this Agreement it shall render to Holdings and its subsidiaries by and through such of Vestar's officers, employees, agents, representatives and affiliates as Vestar, in its sole discretion, shall designate from time to time, advisory and consulting services in relation to the affairs of Holdings and its subsidiaries in connection with strategic financial planning, and other services not referred to in the next sentence including, without limitation, advisory and consulting services in relation to the selection, supervision and retention of independent auditors, the selection, retention and supervision of outside legal counsel, and the selection, retention and supervision of investment bankers or other financial advisors or consultants. It is expressly agreed that the services to be performed hereunder shall not include (x) investment banking or other financial advisory services rendered by any of Vestar and its affiliates to any of Holdings and its subsidiaries in connection with acquisitions, divestitures, refinancings, restructurings and similar transactions by any of Holdings and its subsidiaries or (y) except as expressly provided otherwise in Section 3 hereof, full or part-time employment by Holdings or any of its subsidiaries of any employee or partner of any of Vestar and its affiliates, for which Vestar and its affiliates shall be entitled to receive additional compensation.

                    3. FEES. In consideration of the services contemplated by Paragraph 2, subject to the provisions of Paragraph 6, each of Holdings, Russell-Stanley and CMS and their respective successors hereby jointly and severally agree to pay to Vestar an aggregate per annum fee (the "Fee") equal to the sum of (A) the greater of (i) $225,000 or (ii) an amount per annum equal to

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 .25% of the consolidated net sales of Holdings and its subsidiaries for such fiscal year, determined in accordance with generally accepted accounting principles, commencing on the date hereof, plus (B) if and for so long as an employee or partner of any of Vestar and its affiliates is serving full-time as the Chief Financial Officer of Holdings or any of its subsidiaries, the sum of
(i) the annual base salary of such Chief Financial Officer, plus (ii) an amount to be determined by the President of Holdings based on certain performance criteria established by the President of Holdings. The Fee shall be payable semi-annually in advance (based on clauses (A) (i) and (B) (i) above), with any remaining balance of the Fee for any fiscal year payable promptly following the determination of consolidated net sales for such fiscal year or of the amount referred to in clause (B) (ii) above, as the case may be, or on termination of this Agreement. The semi-annual Fee payments shall be non-refundable.

                    4. REIMBURSEMENTS. In addition to the Fee, each of Holdings, Russell-Stanley and CMS hereby agree, jointly and severally, at the direction of Vestar, to pay directly or reimburse Vestar for its reasonable Out-of-Pocket Expenses incurred in connection with the services provided for in Paragraph 2 hereof. For the purposes of this Agreement, the term "Out-of-Pocket Expenses" shall mean the amounts paid by or on behalf of Vestar in connection with the services provided for in Paragraph 2, including reasonable (i) fees and disbursements of any independent professionals and organizations, including independent auditors and outside legal counsel, investment bankers or other financial advisors or consultants, (ii) costs of any outside services or independent contractors such as financial printers, couriers, business publications or similar services and (iii) transportation, per diem, telephone calls, word processing expenses or any similar expense not associated with its ordinary operations. All reimbursements for Out-of-Pocket Expenses shall be made promptly upon or as soon as practicable after presentation by Vestar of the statement in connection therewith.

                    5. INDEMNIFICATION. Each of Holdings, Russell-Stanley and CMS hereby agree to jointly and severally indemnify and hold harmless Vestar and its affiliates and their respective partners, officers, directors, employees, agents, representatives and stockholders (each being an "Indemnified Party") against any and all losses, claims, damages and liabilities of whatever kind or nature, joint or several, absolute, contingent or consequential, to which such Indemnified Party may become subject under any applicable federal or state law, or any claim made by any third party, or otherwise, to the extent they relate to or arise out of the advisory and consulting services contemplated by this Agreement or the engagement of Vestar pursuant to, and the performance by Vestar of the services contemplated by, this Agreement. Each of Holdings, Russell-Stanley and CMS hereby agrees to jointly and severally reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party hereto. Holdings, Russell-Stanley and CMS will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted primarily from the gross negligence or willful misconduct of Vestar.


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                    6. TERM. This Agreement shall be in effect on the date
hereof and continue until such time as Vestar Capital Partners III, L.P., a Delaware limited partnership ("VEP"), and the partners therein and the respective affiliates thereof hold, in the aggregate, less than 10% of the voting power of Holdings' outstanding voting stock. The provisions of Paragraphs 4, 5, 7 and 8 and the obligation of Holdings, Russell-Stanley and CMS to pay Fees accrued during the term of this Agreement pursuant to Section 3 shall survive the termination of this Agreement.

                    7. PERMISSIBLE ACTIVITIES. Subject to all applicable provisions of New York law that impose fiduciary duties upon Vestar or its partners or affiliates, nothing herein shall in any way preclude Vestar or its partners, officers, employees or affiliates from engaging in any business activities or from performing services for its or their own account or for the account of others, including for companies that may be in competition with the business conducted by any of Holdings and its subsidiaries.

                    8. GENERAL. (a) No amendment or waiver of any provision of this Agreement, or consent to any departure by either party from any such provision, shall in any event be effective unless the same shall be in writing and signed by the parties to this Agreement and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                    (b) Any and all notices hereunder shall, in the absence of receipted hand delivery, be deemed duly given when mailed, if the same shall be sent by registered or certified mail, return receipt requested, and the mailing date shall be deemed the date from which all time periods pertaining to a date of notice shall run. Notices shall be addressed to the parties at the following addresses:

If to Vestar:
                           Vestar Capital Partners
                           245 Park Avenue, 41st Floor
                           New York, New York  10167
                           Attention: Robert L. Rosner

If to Holdings,
RUSSELL-STANLEY OR CMS:

                           Russell-Stanley Corp.
                           230 Half Mile Road
                           Red Bank, New Jersey 07701
                           Attn:  President


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In any case, with a
copy to:
                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York  10017
                           Attention:  Peter J. Gordon

                    (c) This Agreement shall constitute the entire Agreement between the parties and their affiliates with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto. The Management Agreement dated June 12, 1989 between Russell-Stanley and Vestar Capital Partners, Inc. is hereby terminated, subject to the second sentence of Section 6 thereof.

                    (d) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE CHOICE OF LAW PRINCIPLES THEREOF). THE PARTIES TO THIS AGREEMENT HEREBY AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. This Agreement shall inure to the benefit of, and be binding upon, Vestar, the Indemnified Parties, Holdings, Russell-Stanley, CMS and their respective successors and assigns.

                    (e) This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts, each set of counterparts showing execution by all parties shall be deemed an original, but all of which shall constitute one and the same instrument.

                    (f) The waiver by any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach.



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                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as set forth below.

                             VESTAR CAPITAL PARTNERS

                             By its General Partner: Vestar
                             Management Corporation I


                             By: /s/ ROBERT ROSNER
                             Name: Robert Rosner
                             Title:  Managing Director



                             RUSSELL-STANLEY HOLDINGS, INC.


                             By: /s/ DANIEL W. MILLER
                             Name: Daniel W. Miller
                             Title: Executive Vice President and CFO



                             RUSSELL-STANLEY CORP.


                             By:/s/ DANIEL W. MILLER
                             Name: Daniel W. Miller
                             Title: Executive Vice President and CFO




                             CONTAINER MANAGEMENT SERVICES, INC.


                             By:/s/ MARK E. DANIELS
                             Name: Mark E. Daniels
                             Title: President and Director

                             With respect to the second sentence of Section 8(c) hereof only.

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                             VESTAR CAPITAL PARTNERS, INC.


                             By:/s/ ROBERT ROSNER
                             Name: Robert Rosner
                             Title: Managing Director